UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): April 29, 2008

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 29, 2008, Cell Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) by and between the Company and a single institutional investor (the “Investor”). Pursuant to the Purchase Agreement, the Company issued to the Investor units consisting of $36 million aggregate principal amount of the Company’s 13.5% Convertible Senior Notes due 2014 (the “Notes”), 9,000 shares of the Company’s Series E 13.5% Convertible Exchangeable Preferred Stock with an aggregate stated value of $9,000,000 (the “Series E Preferred”), warrants to purchase 28,481,012 shares of common stock, no par value (the “Common Stock”) at an exercise price of $0.95 per share (the “A Warrant”) and a warrant to purchase additional securities (the “B Unit Warrant”) as described in more detail below. The purchase price equates, on an as-converted-to-Common Stock basis, to approximately $1.14 for each of the 56,962,025 shares of the Company’s Common Stock underlying the Notes and the Series E Preferred. This transaction was completed on April 30, 2008. The Investor also exchanged $5.25 million aggregate principal amount of the Company’s existing 9% Convertible Senior Notes due 2012, along with all warrants issued in connection with such 9% notes, as part of the consideration paid for the securities, and that note and related warrants will be cancelled.

The total purchase price for the securities was $64,580,696. Of this amount, $5.25 million was credited to the Investor upon surrender of the Investor’s 9% note, as described above, and $36.46 million was deposited into an escrow account to be used to make interest payments and make-whole payments, as described below. The remaining $22.9 million, before fees and expenses, is intended to be used to retire the remaining balance of the Company’s 2008 senior and junior convertible notes due in June 2008 of approximately $10.7 million, to acquire access to Bayer-Schering’s Phase III “FIT” trial data to submit an sBLA for label expansion of Zevalin in the Unites States, and for working capital and general corporate purposes.

The Series E Preferred carries a 13.5% cumulative annual dividend rate, is junior to the Company’s existing series of preferred stock, is convertible into Common Stock at $0.79 per share at the holder’s option (subject to a 9.99% blocker provision), and has voting rights equivalent to those of the underlying shares of Common Stock into which the Series E Preferred may be converted. In addition, on or after May 31, 2008 and prior to October 31, 2008, the holder has the optional right to exchange all (but not less than all) of the 9,000 shares of Series E Preferred issued in this transaction for an aggregate principal amount of Notes equal to the Stated Value of the Series E Preferred plus any accrued and unpaid dividends on such Series E Preferred.

The Note was issued pursuant to an Indenture dated April 30, 2008 between the Company and U.S. Bank National Association as trustee (the “Indenture”), which includes a form of Global Note to be issued to the Investor. The Note will bear an annual interest rate of 13.5% and be convertible into Common Stock at a conversion price of $0.79 (the “Conversion Price”). Upon conversion of the Notes or upon exercise by the holder of a one-time right to require early redemption of the Notes (which may be exercised in May 2011), the Company shall be required to pay a make-whole amount to the holders of the Notes so converted or redeemed equal to $810 per $1,000 principal amount of the converted or redeemed Notes less any interest paid on such Notes prior to the conversion or redemption date (a “Make-Whole Payment”). The Company has placed an amount adequate to pay the Make-Whole Payment on the Note in escrow to be held for a period of one year. At the end of one year, all funds remaining in escrow will be released to the Company.

The Note will automatically convert if, at any time after April 30, 2009 and prior to maturity, the closing price of the Common Stock has exceeded $1.58 for at least 20 trading days within any 30 consecutive trading day period, subject to certain conditions (a “Triggering Event”). The amount of Notes that shall automatically convert on a Triggering Event shall equal the lesser of (i) the value of ten (10) times the volume weighted average price of the Common Stock during the 20-day period when the stock price exceeded $1.58, multiplied by the average daily trading volume of the Common Stock during such 20 day period and rounded down to the nearest $1,000, and (ii) one-half of the principal amount of the Notes that have been authenticated under the Indenture as of the date of the automatic conversion notice. Once a Triggering Event has occurred, a new 30 trading day period for which an automatic conversion may be triggered shall commence. However, such automatic conversions shall occur only if our shareholders have previously approved the automatic-conversion provisions of the Notes.

In the case of an event of default or certain changes in control the Notes can be accelerated.

Interest on the Notes is payable, at the option of the Company, in cash, registered Common Stock or some combination thereof, subject to certain conditions. If not converted or repurchased prior to maturity, the Notes mature on April 30, 2014.

The Notes are unsecured obligations of the Company and are not subordinated to any present or future unsecured obligations of the Company. The Company has also agreed to certain restrictions on its incurrence of future secured indebtedness.

The A Warrants will not be exercisable until the Company’s shareholders have approved an amendment to the Company’s Amended and Restated Articles of Incorporation (the “Articles”) to increase the authorized shares of Common Stock of the Company and the necessary Amendment to the Articles has been filed with the Secretary of State of the State of Washington. The A Warrants will expire on the fifth anniversary of the date on which they become exercisable and will be exercisable only by payment of cash, provided that net-exercise of the A Warrants shall be permitted if we fail to register the underlying shares. The Company has the ability, upon certain other conditions being met and the Company achieving certain product milestones, to accelerate the termination date of the A Warrants.

In connection with this transaction, and also pursuant to the Purchase Agreement, the Company also issued to the Investor a warrant to purchase 67,500 units consisting of 12.5% Convertible Senior Notes and additional A Warrants, with an exercise price equal to $1,000 per unit (the “B Unit Warrant”). The total aggregate exercise price of the B Unit Warrant ($67.5 million) represents 150% of the aggregate value of the Notes and the Series E Preferred.

The B Unit Warrant is exercisable at any time after April 30, 2008 and will expire on or prior to April 30, 2009. The B Unit Warrant will be exercisable only by the payment of cash. The conversion/exercise price of the notes/warrants underlying the B Unit Warrant is $0.79 per share of Common Stock. Subject to certain other conditions being met (including an $0.87 stock price) and the Company achieving certain product milestones, 90 days after the B Unit Warrant becomes exercisable, the Company may force the holder to exercise all of the B Unit Warrant. The Company also has the ability, upon certain similar conditions being met and the Company achieving certain product milestones, to accelerate the termination date of the B Unit Warrant.

The Notes, Series E Preferred, and shares of Common Stock issuable upon conversion of the Notes and the Series E Preferred (the “Underlying Shares”) are registered under the Securities Act of 1933, as amended, on the Company’s previously filed and effective Registration Statements on Form S-3 (File No. 333-143452 and File No. 333-149982). The Company filed a prospectus supplement relating to the issuance and sale of the Notes, Series E Preferred and Underlying Shares with the Securities and Exchange Commission on April 30, 2008. The A Warrants, B Unit Warrant and securities underlying the A Warrants and B Unit Warrant are not currently registered, however the Company has undertaken that these securities will be registered after the Articles have been amended to increase the authorized shares of the Company.

Under the Purchase Agreement, the Company also has the right to require the Investor to either make an $8,000,000 exercise of the B Unit Warrant or buy $5,000,000 of common stock/A Warrants units, depending on the Company’s common stock market price at the time, on or before June 14, 2008 or, in some circumstances, July 4, 2008.

The Company also agreed under the Purchase Agreement to short-term restrictions on its right to enter variable rate transactions, refinance derivative securities, issue equity to induce extension of the maturity of convertible debt, or issue other equity (subject to standard exceptions) or equity-linked debt.

The description of the terms and conditions of the Purchase Agreement, the Indenture, the Series E Preferred’s rights, preferences and privileges, the A Warrant and the B Unit Warrant set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference, by reference to the full text of the Indenture, which is attached hereto as Exhibit 4.1 and incorporated herein by reference, by reference to the full text of the Articles of Amendment to the Articles setting forth the rights, privileges and preferences of the Series E Preferred, which is attached hereto as Exhibit 3.1 and incorporated herein by reference, by reference to the full text of the form of A Warrant, which is attached hereto as Exhibit 4.2 and incorporated herein by reference and by reference to the full text of the form of B Unit Warrant, which is attached hereto as Exhibit 4.3 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item. 3.02.	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K with respect to the A Warrants and B Unit Warrant is incorporated herein by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 30, 2008, the Company filed Articles of Amendment related to the Series E Preferred, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference, with the Secretary of State of the State of Washington. The Articles of Amendment, which are effective as of April 30, 2008, establish and designate the Series E Preferred and the rights, preferences and privileges thereof, a description of which may be found under the heading “Description of Series E 13.5% Convertible Preferred Stock” in the joint prospectus supplement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this report on Form 8-K:

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company

4.1	Indenture, dated April 30, 2008 between Cell Therapeutics, Inc. and U.S. Bank National Association, as trustee, including Form of Global Note

4.2	Form of A Warrant

4.3	Form of B Unit Warrant

4.4	Form of Series E 13.5% Convertible Exchangeable Preferred Stock Certificate

5.1	Opinion of Heller Ehrman LLP

10.1	Form of Purchase Agreement, dated April 29, 2008 between Cell Therapeutics, Inc. and the investor signatory thereto.

25.1	T-1 Statement of Eligibility of U.S. Bank National Association

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: May 2, 2008	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit Number
3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company

4.1	Indenture, dated April 30, 2008 between Cell Therapeutics, Inc. and U.S. Bank National Association, as trustee, including Form of Global Note

4.2	Form of A Warrant

4.3	Form of B Unit Warrant

4.4	Form of Series E 13.5% Convertible Exchangeable Preferred Stock Certificate

5.1	Opinion of Heller Ehrman LLP

10.1	Form of Purchase Agreement, dated April 29, 2008 between Cell Therapeutics, Inc. and the investor signatory thereto.

25.1	T-1 Statement of Eligibility of U.S. Bank National Association